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Exhibit 23.2

Consent of Independent Accountants

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements of Sterling Financial Corporation, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
January 5, 2004
Los Angeles, California

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  Exhibit 23.2
Consent of Independent Accountants